Exhibit 10.2

FIRST LOAN MODIFICATION AGREEMENT

This First Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of August 8, 2008, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 (FAX 617-969-5965) (“Bank”) and SALARY.COM, INC. a Delaware corporation with offices at 195 West Street, Waltham, Massachusetts 02451 (“Borrower”).

1.            DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS.    Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of August 10, 2006, evidenced by, among other documents, a certain Loan and Security Agreement dated as of August 10, 2006, as affected by a certain Waiver Agreement dated as of June 8, 2008, between Borrower and Bank (the “Waiver Agreement”) (as amended from time to time, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.            DESCRIPTION OF COLLATERAL.    Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”).

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.            DESCRIPTION OF CHANGE IN TERMS.

A.    Modifications to Loan Agreement.

1	Borrower hereby acknowledges and agrees that the failure of Borrower to deliver to Bank an Unconditional Guaranty in respect of Salary.com Securities Corporation, together with all documents requested by Bank to provide Bank with a first priority perfected security interest in all of such entity’s assets, all in form and substance acceptable to Bank in its sole and absolute discretion, within thirty (30) days of the date of this Loan Modification Agreement, shall result in an immediate Event of Default under the Loan Agreement, for which there shall be no grace or cure period.

2	The Loan Agreement shall be amended by deleting the following text appearing in Section 6.7 thereof:

“        (b)        Adjusted Net Income.    The aggregate amount of invoices submitted for payment by Borrower for services rendered and products delivered minus expenses (which expenses are determined in accordance with GAAP) of at least (i) ($750,000) for the three-month periods ending August 31, 2006, September 30, 2006, October 31, 2006 and November 30, 2006, (ii) $1,000,000 for the three-month periods ending December 31, 2006, January 31, 2007, and February 28, 2007, (iii) ($250,000) for the three-month periods ending March 31, 2007, April 30, 2007, May 31, 2007, June 30, 2007, July 31, 2007 and August 31, 2007, (iv) $1.00 for the three-month periods ending September 30, 2007, October 31, 2007 and November 30, 2007, (v) $1,000,000 for the three-month periods ending December 31, 2007, January 31, 2008 and February 28, 2008, and (vi) $1.00 for the three-month period ending March 31, 2008 and for each three-month period ending thereafter.”

and inserting in lieu thereof the following:

“        (b)        Adjusted Net Income.    The aggregate amount of invoices submitted for payment by Borrower for services rendered and products delivered minus expenses (which expenses are determined in accordance with GAAP) of at least (i) ($750,000) for the three-month periods ending August 31, 2006, September 30, 2006, October 31, 2006 and November 30, 2006, (ii) $1,000,000 for the three-month periods ending December 31, 2006, January 31, 2007, and February 28, 2007, (iii) ($250,000) for the three-month periods ending March 31, 2007, April 30, 2007, May 31, 2007, June 30, 2007, July 31, 2007 and August 31, 2007, (iv) $1.00 for the three-month periods ending September 30, 2007, October 31, 2007 and November 30, 2007, (v) $1,000,000 for the three-month periods ending December 31, 2007, January 31, 2008 and February 28, 2008, (vi) $1.00 for the three-month periods ending March 31, 2008, April 30, 2008 and May 31, 2008, (vii) ($300,000) for the three month period ending June 30, 2008, (viii) ($600,000) for the three-month period ending July 31, 2008, and (ix) ($1,300,000) for the three-month period ending August 31, 2008.”

3	The Loan Agreement shall be amended by deleting the following definition, appearing in Section 13.1 thereof:

“        “Revolving Line Maturity Date” is August 9, 2008.”

and inserting in lieu thereof the following:

“        “Revolving Line Maturity Date” is September 23, 2008.”

4.            FEES.    Borrower shall pay to Bank a fee equal to Six Thousand Dollars ($6,000.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.            RATIFICATION OF PERFECTION CERTIFICATE.    Except as set forth in the Waiver Agreement, Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of August 10, 2006 between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in the Perfection Certificate have not changed, as of the date hereof.

6.            CONSISTENT CHANGES.    The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7.            RATIFICATION OF LOAN DOCUMENTS.    Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8.            NO DEFENSES OF BORROWER.    Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

9.            CONTINUING VALIDITY.    Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan

Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

10.            JURISDICTION/VENUE.    Borrower accepts for itself and in connection with its properties, unconditionally, the exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Bank cannot avail itself of the courts of the Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California. NOTWITHSTANDING THE FOREGOING, THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK’S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY.

11.            COUNTERSIGNATURE.    This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER: SALARY.COM, INC.	BANK: SILICON VALLEY BANK

By:	By:

Name:	Name:

Title:	Title:

1086974.5